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                            THE MARQUEE GROUP, INC.
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019

September 9, 1997

Mr. William Allard
c/o ProServ, Inc.
1101 Wilson Boulevard, Suite 1800
Arlington, Virginia 22209

Dear Bill:

This letter amendment ("Amendment") will confirm the understanding between yourself and The Marquee Group, Inc. ("Marquee") regarding the sale of all of your equity interests, whether now vested or vesting in the future (your "Interests"), of ProServ, Inc. and all of its direct and indirect subsidiaries (collectively, "ProServ") to Marquee. Accordingly, by executing this agreement you hereby agree that that certain Letter Agreement dated July 18, 1997, by and between yourself and Marquee (the "Agreement") is hereby amended with regard to the purchase price of your Interests in ProServ.

You hereby agree to sell and Marquee hereby agrees to purchase, on or before the Effective Date (as defined in the Agreement), all of your Interests in ProServ, currently consisting of 50 shares of stock of ProServ and stock options to acquire an additional 50 shares of stock of ProServ, for a purchase price of $643,150.

                                        Sincerely,

                                        THE MARQUEE GROUP INC.

                                        By: /s/ Robert M. Gutkowski
                                            ---------------------------------
                                            Robert M. Gutkowski
                                            President

Agreed and accepted this 9th day of September, 1997

/s/ William Allard
-------------------------
William Allard